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                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           PER-SE TECHNOLOGIES, INC.


         Per-Se Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The name under which the Corporation originally was incorporated was MDSC Holding, Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was November 15, 1985. The Corporation changed its corporate name to Medaphis Corporation on April 28, 1989, and from Medaphis Corporation to Per-Se Technologies, Inc. on August 16, 1999.

         2. The provisions of the Corporation's Certificate of Incorporation as heretofore amended, restated and supplemented, which are currently in effect and operative, are hereby integrated into the Restated Certificate of Incorporation hereinafter set forth (the "Restated
Certificate").

         3. The Restated Certificate was duly adopted by the Board of Directors of the Corporation without a vote of the Corporation's stockholders in accordance with Section 245 of the General Corporation Law of the State of Delaware.

         4. The Restated Certificate only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended, restated and supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate.

         5. The undersigned officer of the Corporation hereby acknowledges that this is the act and deed of the Corporation and that the facts stated herein are true.

         6. Effective upon the filing of this instrument with the Secretary of State of Delaware, the Corporation's Certificate of Incorporation as heretofore amended, restated and supplemented, shall be superseded by the Restated Certificate.

         7.       The Restated Certificate is as follows:


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                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           PER-SE TECHNOLOGIES, INC.


         FIRST:   The name of the Corporation is Per-Se Technologies, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD:   The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: Number of Shares. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 220,600,000, consisting of 200,000,000 shares of Common Stock, $.01 par value (herein called "Common Stock"), 600,000 shares of Non-Voting Common Stock, $.01 par value (herein called "Non-Voting Common Stock"), and 20,000,000 shares of Preferred Stock, no par value (herein called "Preferred Stock"). All cross-references in each subdivision of this Article Fourth refer to other paragraphs in such subdivision unless otherwise indicated.

         The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation:

                                       I.

                                  COMMON STOCK

         1. Dividends. The holders of shares of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation, subject to the rights of holders of Non-Voting Common Stock provided for herein.

         2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock and the holders of Non-Voting Common Stock shall be entitled to share ratably based upon the number of shares held by them in all assets of the Corporation available for distribution to its stockholders.

         3. Voting Rights. All shares of Common Stock shall be identical with each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.


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                                      II.

                            NON-VOTING COMMON STOCK

         1. Dividends. The holders of shares of Non-Voting Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation. No dividend will be declared or paid on Common Stock unless an equivalent per share dividend is declared and paid on the Non-Voting Common Stock. In the event that the holders of Common Stock receive a dividend payable in shares of Common Stock, then holders of Non-Voting Common Stock shall receive an equivalent dividend, payable in shares of Non-Voting Common Stock.

         2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock and the holders of Non-Voting Common Stock shall be entitled to share ratably based upon the number of shares held by them in all assets of the Corporation available for distribution to its stockholders.

         3. Voting Rights. Holders of Non-Voting Common Stock shall have no rights to vote except as provided by law.

         4.       Conversion.

         4A.      Right to Convert. Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Non-Voting Common Stock shall have the right, at its option and at any time, to convert any whole number of such shares of Non-Voting Common Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Non-Voting Common Stock) into an equal number of fully-paid and nonassessable whole shares of Common Stock. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of whole shares of Non-Voting Common Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office of the Corporation as the Corporation may designate by notice in writing to the holder or holders of Non-Voting Common Stock) at any time during its usual business hours, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

         4B.      Issuance of Certificates; Time Conversion Effected. Promptly
after the receipt of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of Non-Voting Common Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Non-Voting Common Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the


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close of business on the day the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Non-Voting Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the share or shares represented thereby.

         4C.      Fractional Shares; Dividends; Partial Conversion. No
fractional shares shall be issued upon conversion of Non-Voting Common Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid (if any) on the shares of Non-Voting Common Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4B. In case the number of shares of Non-Voting Common Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Non-Voting Common Stock represented by the certificate or certificates surrendered which are not to be converted.

         5. Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, then the Non-Voting Common Stock shall be similarly subdivided, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, then the number of shares of Non-Voting Common Stock outstanding immediately prior to such combination shall be proportionately reduced.

                                      III.

                                PREFERRED STOCK

         1. Issuance. The Preferred Stock may be issued, from time to time, in one or more series, each of such series to have such voting powers, full or limited or no voting powers, and such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions with respect thereto as are stated and expressed herein, in any amendment or amendments to this Restated Certificate of Incorporation, or in any resolution or resolutions establishing such series as are adopted by the Board of Directors as hereinafter provided, and as are acknowledged, filed and recorded in accordance with the laws of the State of Delaware and as are not inconsistent with this Article Fourth or any other provision of this Restated Certificate of Incorporation.

         2. Rights, Designations and Preferences. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article Fourth, to authorize the issuance of one or more series of Preferred Stock with such voting powers, full or limited, or no voting powers, and


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such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as the Board of Directors may determine, including without limitation the foregoing, to fix by resolution or resolutions providing for the issuance of each such series:

                  (a) The distinctive designation of such series and the number of shares which shall constitute such series;

                  (b) The amount of the consideration to be received for the shares of such series which shall be capital;

                  (c) The cumulative or noncumulative nature of the dividend to be paid;

                  (d) The dividend rate or rates to which such shares shall be entitled and the restrictions, limitations, and conditions upon the payment of such dividends, the date or dates from which such dividends, if declared, shall be payable;

                  (e) Whether or not the shares of such series shall be redeemable; the limitations and restrictions with respect to such redemptions (including whether or not the shares of such series shall be redeemable at the option of either the holder or the Corporation or upon the happening of a specified event); the manner of selecting shares of such series for redemption if less than all the shares are to be redeemed; the amount, if any, in addition to any accrued dividends thereon which the holder of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates, may be subject to adjustment and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed; and whether or not the shares of such series, if redeemable, shall be redeemable for cash, property or rights, including securities of any other corporation;

                  (f) The amount which the holders of shares of such series may be entitled to receive in addition to any accumulated dividends upon the voluntary or involuntary liquidation or dissolution of the Corporation, which amount may vary depending upon whether such liquidation or dissolution is voluntary or involuntary and, if voluntary, may vary at different dates; provided, however, that the merger or consolidation of the Corporation or a sale, lease or conveyance of all or part of the assets of the Corporation shall not be deemed a liquidation or dissolution;

                  (g) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund, and if so, whether such purchase, retirement or sinking fund shall be cumulative or noncumulative, and the extent to and the manner in which such funds shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation of said fund or funds;


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                  (h)      Whether or not the shares of such series shall be
         convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (i) The voting rights, if any, of such series, but not to exceed one vote per share, and whether such voting rights shall be contingent upon the happening of a specified event and whether such voting rights shall cease upon the happening of a specified event; and

                  (j) Any other preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof not inconsistent with this Article Fourth or any other provision of this Restated Certificate of Incorporation.

         3. Additional Authority of Board of Directors. The Board of Directors also shall have authority to change the designation of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established series of Preferred Stock, no share of which has been issued, and further, the Board shall have authority to increase or decrease the number of shares of any series previously determined by it (provided, however, that the number of shares of any series shall not be decreased to a number less than that of the shares of that series then outstanding).

         4. Series. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the provisions of this
Section III of this Article Fourth.

         5. Issued and Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which the Corporation elects to hold as treasury shares) shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part (provided the terms of such series do not prohibit such reissue) or as part of a new series of Preferred Stock to be established as provided in this Section III of this Article Fourth or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

         6. Voting Rights. (a) So long as any of the Preferred Stock is outstanding, the holders of the outstanding shares of Preferred Stock, if any, shall be entitled to vote as a class upon any proposed amendment to this Restated Certificate of Incorporation, whether or not entitled to vote thereon by the provisions of this Article Fourth and the resolutions adopted by the Board of Directors hereunder, if the amendment would increase or decrease the aggregate number of authorized shares of Preferred Stock, increase or decrease the par value of such shares, or alter or change the powers, preferences, or special rights of the shares of Preferred Stock so as to affect them adversely. If any


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proposed amendment to this Restated Certificate of Incorporation would alter or change the powers, preferences or special rights of one or more series of the Preferred Stock so as to affect them adversely, but shall not so affect the entire class of Preferred Stock, then only the shares of the one or more series so affected by the amendment shall be entitled to vote thereon and such voting shall be accomplished as if such one or more series constituted a separate class of Preferred Stock.

         (b) Any amendment with respect to which the vote required by this paragraph 6 shall be given may be made effective by the filing of an appropriate certificate of amendment of the Corporation's Restated Certificate of Incorporation without obtaining the vote of the holders of the Common Stock of the Corporation, and the holders of the Common Stock shall have no right to vote thereon, unless the action to be taken would adversely affect the preferences, rights, or powers of such class of Common Stock or the holders thereof; and provided further that any vote required concerning a given series of the Preferred Stock may be given and made effective by filing an appropriate amendment of the Corporation's Restated Certificate of Incorporation without obtaining a vote of the holders of any other series of Preferred Stock or of the holders of the Common Stock of the Corporation and the holders of such shares shall have no right to vote thereon, unless the action to be taken would adversely affect the preferences, rights, or powers of such other series of Preferred Stock or the Common Stock, as the case may be.

         7. Dividends; Rank. For the purpose of this Section III of this Article Fourth and of any resolution or resolutions adopted by the Board of Directors establishing any series of Preferred Stock and acknowledged, filed and recorded in accordance with the laws of the State of Delaware (unless otherwise provided in any such amendment or certificate):

                  (a) The amount of dividends "accumulated" on any share of Preferred Stock or any series as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accumulated" on any share of Preferred Stock or any series as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus any amount equivalent to the pro rata portion of a dividend at the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made.

                  (b) Any class or classes of stock of the Corporation shall be deemed to rank:

                           (i) prior to the Preferred Stock either as to dividends or upon liquidation if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation or dissolution, as the case may be, in preference or priority to the holders of the Preferred Stock;


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                           (ii)     on a parity with the Preferred Stock either
                  as to dividends or upon liquidation whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation or dissolution, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preferences or priority one over the other with respect to the holders of the Preferred Stock; and

                           (iii) junior to the Preferred Stock either as to dividends or upon liquidation if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation or dissolution, as the case may be.

         8. Priority Over Common Stock. So long as the shares of Preferred Stock shall be outstanding, the Common Stock shall be deemed to rank junior to the Preferred Stock as to dividends and upon liquidation.

         FIFTH:   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors.

         SIXTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation in accordance with the provisions hereof and the laws of the State of Delaware; to add or insert other provisions authorized by the laws of the State of Delaware at the time in force in the manner now or hereafter prescribed by law; and to amend, alter, change or repeal all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other person whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended or granted subject to the right reserved in this Article.

         SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged this 20th day of January, 2000.

                                     PER-SE TECHNOLOGIES, INC.



                                     By: /s/  ALLEN W. RITCHIE
                                        ---------------------------------------
                                          Allen W. Ritchie
                                          President and Chief Executive Officer


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